UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  October 19, 2017
JRjr33, INC.

(Exact name of registrant as specified in its charter)
Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)
2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)
(469) 913-4115
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2017, JRjr33, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (each a "Purchaser" and collectively, the “Purchasers”), pursuant to which the Company issued to the Purchasers for an aggregate subscription amount of $5,000,000: (i) Senior Secured Guaranteed Convertible Notes in the aggregate principal amount of $5,263,158 (the “Notes”); and (ii) warrants to acquire an aggregate of 2,625,000 shares (the “Warrants”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Notes bear interest at a rate equal to 14% per annum (which interest rate is increased to 19% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of October 19, 2020 and are convertible, at any time after their issuance date at the option of the Purchasers, into shares of the Company’s Common Stock at a conversion price equal to $0.4652 per share (the "Conversion Price"), subject to adjustment as set forth in the Notes.

Commencing in April 2018, the Purchasers shall have the right, at their option, to require the Company to redeem up to an aggregate amount of $150,000 of the outstanding principal amount of the Notes per month. The Company will be required to promptly, after the Purchasers deliver a redemption notice to the Company, pay the applicable redemption amount in cash or, at the Company's election and subject to certain conditions, in shares of Common Stock. If the Company elects to pay the redemption amount in shares of Common Stock, then the shares will be delivered at a price based on the volume weighted average prices of the Common Stock over certain trading periods or at the Conversion Price, as specified in the Notes.

The Notes may be prepaid by the Company (i) at any time after October 19, 2018 provided that certain Equity Conditions (as defined in the Notes) are satisfied or (ii) upon a Change of Control (as defined in the Notes), by paying an amount in cash (y) after October 19, 2018 but prior to October 19, 2019 equal to 110% of then outstanding principal balance and all accrued and unpaid interest due thereon or (z) after October 19, 2019 and by paying an amount in cash equal to 105% of the then outstanding principal balance and all accrued and unpaid interest due thereon.

The Company's obligations under the Notes may be accelerated, at the Purchasers' election, upon the occurrence of certain customary events of default. In the event of a default and acceleration of the Company's obligations, the Company would be required to pay 120% of the sum of the outstanding principal under the Notes, all accrued and unpaid interest, and all other amounts, costs, expenses or liquidated damages, and such amount is payable in cash only. The Notes contain customary covenants, including restrictions on dividends, disposition of certain assets and the incurrence of certain indebtedness, liens and investments. The Notes also contain financial covenants with respect to maintenance of cash minimums, Quarterly EBITDA and LTM EBIDTA (each as defined in the Notes), as well as an undertaking that the Company file all required filings with the Securities and Exchange Commission prior to December 31, 2017. The Notes also contain certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions and issuances of securities at prices below the conversion price or similar transactions.

The Warrants are exercisable for 2,625,000 shares of Common Stock at an exercise price of $0.5566 per share beginning on October 19, 2017 and expiring on October 19, 2021. The Warrants also contain certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions, and issuances of securities at prices below the exercise price of the Warrants.

If, at the time a Purchaser exercises its Warrant, there is no effective registration statement available for an issuance of the shares underlying the Warrant to the Purchasers, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon the exercise of the Warrant, the Purchaser may elect to receive upon exercise (either in whole or in part) on a cashless basis the net number of shares of Common Stock determined according to a specified formula (as set forth in the Warrant).

A failure to timely deliver any shares underlying the Notes or Warrants will subject the Company to certain buy-in penalties. In addition, if the Company enters into or becomes party to a Fundamental Transaction (as defined in the Notes and Warrants), the Successor Entity (as defined in the Notes and Warrants) shall assume in writing all of the obligations of the Company under the Notes and Warrants pursuant to written agreements in form and substance reasonably satisfactory to the Purchasers and approved by the Purchasers prior to such Fundamental Transaction. The Company shall also deliver to the Purchasers, in exchange for the Notes or Warrants, securities of the Successor Entity evidenced by written instruments substantially similar in form and substance to the Notes or Warrants.

Subject to limited exceptions, each Purchaser may not convert any portion of the Note held by it or exercise its Warrant if such conversion or exercise would cause the Purchaser, together with its affiliates, to beneficially own in excess of 4.9% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion or exercise (the “Beneficial Ownership Limitation”). The Purchasers may modify the Beneficial Ownership Limitation under both the Notes and the Warrants upon not less than 61 days’ prior notice to the Company, provided that such Beneficial Ownership Limitation in no event shall exceed 9.9%.

The use of proceeds from this financing are intended for repayment of the Dominion Note (as defined below) and for working capital. The Purchasers were reimbursed for legal and due diligence fees and expenses from this private placement.

Security Agreement, Pledge Agreement, and Subsidiary Guarantee

In connection with the Company’s obligations under the Notes, the Company and its domestic subsidiaries and certain foreign subsidiaries (collectively, the “Subsidiaries”) entered into a Security Agreement with the Purchasers and JGB Collateral, LLC (the “Security Agreement”) on October 19, 2017, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company, subject to certain existing security interests (the “Collateral”), for the benefit of the Purchasers, to secure the Company’s obligations under the Notes. Upon an Event of Default (as defined in the Notes), the Purchasers may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral. On October 19, 2017, the Company and certain Subsidiaries entered into a Pledge Agreement (the "Pledge Agreement"), pursuant to which they pledged the equity of the Subsidiaries owned by them for the benefit of the Purchasers, to secure the Company’s obligations under the Notes. Each of the Subsidiaries has guaranteed all of the Company's obligations under the Notes pursuant to the terms of a Subsidiary Guarantee, entered into by the Subsidiaries on October 19, 2017 (the Subsidiary Guarantee). John Rochon, the Company's Chief Executive Officer and President and his wife each provided a personal guaranty of certain assets, including real property interests, to guarantee the Company's obligations under the Notes.

The foregoing description of the terms of the Notes, the Warrants, the Securities Purchase Agreement, the Security Agreement, the Pledge Agreement and Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On October 20, 2017, the Company paid off all obligations owing under, and terminated, the 9.75% Senior Secured Convertible Note issued to Dominion Capital LLC (the "Dominion Note"). As of October 20, 2017, the principal amount outstanding under the Dominion Note was $1,625,743.75. The Dominion Note was secured by certain of the Company's assets, and such secured interests were terminated in connection with the Company's discharge of indebtedness thereunder.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item. The Notes and the Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Guaranteed Convertible Note
4.2	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated October 19, 2017, by and between JRjr33, Inc. and the Purchasers named therein
10.2
Security Agreement, dated October 19, 2017, by and among JRjr33, Inc., of each of JRjr33, Inc.'s specified subsidiaries named therein, the Purchasers and JGB Collateral, LLC (in its capacity as collateral agent)

10.3	Pledge Agreement, dated October 19, 2017, by and among JRjr33, Inc., each of JRjr33, Inc.'s specified subsidiaries named therein and JGB Collateral, LLC (in its capacity as collateral agent)
10.4	Subsidiary Guarantee, dated October 19, 2017, by and among each of JRjr33, Inc.'s specified subsidiaries named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: October 24, 2017	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Senior Secured Guaranteed Convertible Note
4.2	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated October 19, 2017, by and between JRjr33, Inc. and the Purchasers named therein
10.2
Security Agreement, dated October 19, 2017, by and among JRjr33, Inc., of each of JRjr33, Inc.'s specified subsidiaries named therein, the Purchasers and JGB Collateral, LLC (in its capacity as collateral agent)

10.3	Pledge Agreement, dated October 19, 2017, by and among JRjr33, Inc., each of JRjr33, Inc.'s specified subsidiaries named therein and JGB Collateral, LLC (in its capacity as collateral agent)
10.4	Subsidiary Guarantee, dated October 19, 2017, by and among each of JRjr33, Inc.'s specified subsidiaries named therein